As filed with the Securities and Exchange Commission on June 16, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
 UNDER
THE SECURITIES ACT OF 1933

BIOTIME, INC.
(Exact name of registrant as specified in its charter)

California	94-3127919
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1010 Atlantic Avenue, Suite 102
Alameda, California 94501
(510) 521-3390

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)

Russell Skibsted
Chief Financial Officer
BioTime, Inc.
1010 Atlantic Avenue, Suite 102
Alameda, California 94501
(510) 521-3390

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Michael A. Hedge
Alexa M. Ekman
K&L Gates LLP
1 Park Plaza, Twelfth Floor
Irvine, California 92614
(949) 253-0900

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined by the selling shareholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☒
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, no par value per share	4,924,542	$3.02	$14,872,116.84	$1,723.68

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant’s common stock as reported on the NYSE MKT on June 15, 2017.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 16, 2017

PROSPECTUS

4,924,542 Shares of Common Stock

This prospectus relates to the possible resale from time to time of up to 4,924,542 shares of our common stock, no par value per share, by the selling shareholders identified in this prospectus. We will not receive any proceeds from the sale of the shares offered by this prospectus.

The registration of shares of our common stock covered by this prospectus does not mean that the selling shareholders will offer or sell any of the shares of our common stock. The selling shareholders may resell or dispose of the shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under “Plan of Distribution” beginning on page 13 of this prospectus. The selling shareholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares of common stock, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

Our common stock is listed on the NYSE MKT and on the Tel Aviv Stock Exchange under the symbol “BTX.” On June 15, 2017, the last reported sale price for our common stock on the NYSE MKT was $3.01 per share.

Investing in our common stock involves risks.  See “Risk Factors” on page 5 of this prospectus and in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2017

You should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents. Neither we nor the selling shareholders are making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to our common stock if the person making the offer or solicitation is not qualified to do so or it is unlawful for you to receive such an offer or solicitation. We have not taken any action to permit a public offering of the shares of common stock outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the shares of common stock and the distribution of this prospectus outside of the United States.

PROSPECTUS SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our shares of common stock. You should read this entire prospectus carefully, including the “Risk Factors” section contained in this prospectus and the other documents incorporated by reference into this prospectus.  References to “we,” “us,” and “our” mean BioTime, Inc. and its consolidated subsidiaries unless the context otherwise indicates. In this regard, references to “we,” “us,” and “our” in the context of rights or obligations under any contract or agreement mean BioTime, Inc. only and not its consolidated subsidiaries.

Business Overview

We are a clinical-stage biotechnology company focused on developing and commercializing products addressing degenerative diseases. Our clinical programs are based on two platform technologies: pluripotent stem cells and cell and drug delivery platform technologies. The foundation of our core therapeutic technology platform is pluripotent cells that are capable of becoming any of the cell types in the human body. The foundation of our cell delivery platform is our HyStem® cell and drug delivery matrix technology. Our current clinical programs are targeting three primary sectors: aesthetics, ophthalmology and cell and drug delivery.

We also have significant equity holdings in two publicly traded companies, Asterias Biotherapeutics, Inc., or Asterias, and OncoCyte Corporation, or OncoCyte, which we founded and which, until recently, were our majority-owned consolidated subsidiaries.  Asterias (NYSE MKT: AST) is presently focused on advancing three clinical-stage programs that have the potential to address areas of very high unmet medical need in the fields of neurology (spinal cord injury) and oncology (Acute Myeloid Leukemia, or AML, and lung cancer). OncoCyte (NYSE MKT: OCX) is developing confirmatory diagnostic tests for lung cancer, breast cancer, and bladder cancer utilizing novel liquid biopsy technology. The combined market value of our holdings in Asterias and OncoCyte was about $147.69 million as of June 15, 2017.

We are also enabling early-stage programs in new technologies through our own research programs as well as through our subsidiaries and affiliates. These technologies have the potential to improve the treatment of diseases associated with aging, including diseases such as diabetes, and cardiovascular and metabolic disorders that affect large numbers of people. We are also researching other novel technologies that may help the body regenerate certain types of degenerated cells and tissues.

Together with our subsidiaries and affiliates, we currently have seven product candidates in human clinical trials, one of which is in a late-stage, pivotal study in Europe, one cancer diagnostic that is expected to be commercially launched in the U.S. during the second half of 2017 and several early-stage programs that may help address some of the biggest unmet medical needs faced by our aging population.

In addition, we have obtained a collection of pluripotent stem cell assets and a proprietary therapeutic delivery platform with many potential uses. Pluripotent stem cells are capable of becoming any of the cell types in the human body. Cell types derived from pluripotent stem cells have potential applications in many areas of medicine with large unmet patient needs, including various tissue injuries and age-related degenerative diseases and degenerative conditions for which there presently are no cures. Unlike pharmaceuticals which almost always require a molecular target, cell therapy strategies use cell types derived from pluripotent stem cells to regenerate, replace or augment affected cells and tissues, and therefore may have broader applicability and impact than traditional pharmaceutical products. Our pluripotent stem cell technology is complemented by our HyStem® technology, which includes a family of unique, biocompatible resorbable hydrogels to deliver bioactive compositions for therapeutic benefit. HyStem® was designed to enable the effective transfer, engraftment and metabolic support for cells, whether derived from pluripotent stem cells or from a patient’s own somatic or adult stem cells.  The flexibility of the HyStem® technology also allows for direct therapeutic use and the sustained delivery of therapeutics.

Our near term therapeutic focus is in three core areas of aesthetics, ophthalmology, and cell and drug delivery. In addition, we, through our subsidiaries and affiliates, also focus on therapeutic products in neurology and oncology and liquid biopsies for diagnosis of cancer.

Facial Aesthetics

Renevia®, our lead facial aesthetics product, is a potential treatment for facial lipoatrophy. “Lipoatrophy” is another word for “fat loss or deficiency.” It is currently in a pivotal clinical trial in Europe to assess its safety and efficacy in restoring normal skin contours in patients whose subcutaneous fat, or adipose tissue, has been lost due to the use of certain drugs often used to treat patients with HIV. While this pivotal trial, if successful, is expected to enable a filing for marketing authorization in the European Union, we see this trial as supportive of U.S. development of Renevia®, for a much larger market opportunity, for treating additional forms of facial volume restorations, whether from drugs, trauma or aging. Renevia® consists of our cell-transplantation delivery matrix (HyStem®) combined with the patient’s own adipose progenitor cells. Developed as an alternative for traditional fat transfer procedures, Renevia® is designed to mimic the naturally-occurring extracellular matrix and provide a 3-D scaffold that enables effective cell transplant, engraftment and proliferation. Renevia®, is being developed with the goal of providing a natural, long-lasting improvement to the patient’s skin contouring.

Ophthalmology

OpRegen® is our lead product for ophthalmological disorders. It is a suspension of retinal pigment epithelial, or RPE, cells that are derived from pluripotent stem cells. RPE cells form the back lining of the retina, and support the function of photoreceptors (rods and cones). RPE cells can be damaged and lost in various forms of retinal degeneration. The OpRegen® therapeutic approach is to replace damaged or lost RPE cells and possibly slow disease progression and/or preserve or restore visual function. It is currently in a Phase I/IIa clinical trial for the treatment of the dry form of age-related macular degeneration, or AMD. AMD affects approximately 1.6 million newly diagnosed people annually in the U.S. and is the leading cause of blindness in people over the age of 60. Approximately 90 percent of AMD patients suffer from the dry form, for which the U.S. Food and Drug Administration, or FDA, has not approved any therapies.

In February 2017, we expanded our ophthalmology portfolio through the acquisition of exclusive global rights to technology from University of Pittsburgh through the execution of an exclusive license agreement. This technology allows the generation of three-dimensional laminated human retinal tissue derived from human pluripotent stem cells. This tissue contains all the cell types and layers of the human retina and has shown evidence of functional integration in proof of concept animal models for advanced retinal degeneration. The technology is being developed for implantation in patients to potentially treat or prevent a variety of retinal degenerative diseases.

Cell and Drug Delivery

In addition to Renevia®, we have two additional primary programs utilizing our proprietary HyStem® technology. HyStem®-BDNF is a preclinical development program for the delivery of recombinant human brain-derived neurotrophic factor, or BDNF, directly into the stroke cavity of patients with the goal of aiding in tissue repair and functional recovery. ReGlyde™ is in preclinical development as a device for viscosupplementation and a combination product for drug delivery in osteoarthritis, or OA. The viscosupplementation device program aims to administer ReGlyde™ directly into affected OA joints provide joint lubrication to reduce pain and improve quality of life. The drug delivery programs seek to enable the sustained release of therapeutics in affected OA joints to slow or reverse disease progression, in addition to improving pain and joint function. Also, included in our delivery platform is Premvia™, which is a HyStem® hydrogel formulation for the management of wounds including partial and full-thickness wounds, ulcers, tunneled/undermined wounds, surgical wounds, and burns. Premvia™ was cleared by the FDA via a 510(k) device approval pathway.

In addition to these programs, we are developing HyStem® product enhancements. Current efforts are focused on the development of a frozen liquid product format, which, if successful, will make significant improvements in end-user convenience.

Therapeutic Products in Neurology and Oncology

Asterias is presently focused on advancing three clinical-stage programs, which have the potential to address areas of very high unmet medical need in the fields of neurology and oncology. Asterias’ lead products are:

•	AST-OPC1, a therapy derived from pluripotent stem cells that is currently in a Phase I/IIa clinical trial for spinal cord injuries, with positive early efficacy data reported in September 2016;

•	AST-VAC1, a patient-specific cancer immunotherapy with promising Phase II clinical trial data in AML; and

•	AST-VAC2, a non-patient specific cancer immunotherapy for which the initiation of a Phase I/IIa clinical trial in non-small cell lung cancer is planned for the first half of 2017.

Liquid Biopsies for Diagnosis of Cancer

OncoCyte is developing confirmatory diagnostic tests for lung cancer, breast cancer, and bladder cancer utilizing novel liquid biopsy technology. While current biopsy tests use invasive surgical procedures to provide tissue samples to determine if a tumor is benign or malignant, OncoCyte is developing a next generation of diagnostic tests that will be based on liquid biopsies using blood or urine samples. OncoCyte recently conducted a 300-patient study of its lung cancer test. On March 6, 2017, OncoCyte announced the successful completion of the study.

Our Subsidiaries and Our Affiliates

The following table shows our subsidiaries and affiliates, their respective principal fields of business, our percentage ownership, directly and through subsidiaries, as of June 15, 2017, and the country where their principal business is located:

Subsidiaries and Affiliates	Field of Business	BioTime Ownership	Country

Cell Cure Neurosciences Ltd.	Products to treat age-related macular degeneration	62.53%(1)	Israel

ES Cell International Pte. Ltd.	Stem cell products for research, including clinical grade cell lines produced under cGMP	100%	Singapore

LifeMap Sciences, Inc.	Biomedical, gene, disease, and stem cell databases and tools	81.74%	USA

OncoCyte Corporation(2)	Cancer diagnostics	49.84%	USA

OrthoCyte Corporation	Developing bone grafting products for orthopedic diseases and injuries	99.76%	USA

ReCyte Therapeutics, Inc.	Research and development involved in stem cell-derived endothelial and cardiovascular related progenitor cells for the treatment of vascular disorders, ischemic conditions and brown adipocytes for type-2 diabetes and obesity	94.84%	USA

Asterias Biotherapeutics, Inc.(3)	Therapeutic products derived from pluripotent stem cells, and immunotherapy products. Clinical programs include: AST-OPC1 for spinal cord injury, AST-VAC1 for acute myelogenous leukemia, and AST-VAC2 for non-small cell lung cancer	43.90%	USA

(1) Includes shares owned by us and ES Cell International Pte. Ltd. Does not include shares that would be owned by us, if we were to convert certain convertible debt into Cell Cure Neurosciences Ltd., or Cell Cure, ordinary shares. In June 2017, we entered into agreements to acquire 168,800 ordinary shares of Cell Cure from the selling shareholders. As a result, we will own 99.79% of Cell Cure upon completion of the transactions.
(2) As of February 17, 2017, we deconsolidated OncoCyte and OncoCyte is no longer a subsidiary of ours as of that date, but remains an affiliate and significant investee of our company.
(3) Since the deconsolidation of Asterias in May 2016, Asterias is an affiliate and significant investee of our company.

We will continue to work on simplifying our corporate, financial and organizational structure to allow us to execute our objectives more efficiently, while also making it much easier for investors, and other external stakeholders, to better understand our company. Our purpose is to deliver therapies for significant unmet, or under-met, needs to patients, while creating value for our investors. We believe that we have several valuable assets within our company, our subsidiaries and our affiliates.

Company Information

We were incorporated in the State of California on November 30, 1990. Our common stock is listed on the NYSE MKT and the Tel Aviv Stock Exchange under the symbol “BTX.” The address of our principal executive office is 1010 Atlantic Avenue, Suite 102, Alameda, California 94501, and our phone number at that address is (510) 521-3390. Our corporate website address is www.biotimeinc.com. The information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

THE OFFERING

Shares of common stock offered by selling shareholders	4,924,542 shares

Use of Proceeds	We will not receive any proceeds from the sale of our common stock offered by the selling shareholders under this prospectus. See “Use of Proceeds” beginning on page 7 of this prospectus.

Risk Factors
See “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference herein for a discussion of factors you should consider carefully before investing in our common stock.

NYSE MKT symbol	“BTX”

RISK FACTORS

Investing in our common stock involves risks. Before deciding whether to invest in our common stock, you should consider carefully the risks, uncertainties and assumptions described in this prospectus, including the risk factors set forth in our filings with the Securities and Exchange Commission, or SEC, that are incorporated by reference herein, including the risk factors in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These forward-looking statements reflect management’s beliefs and assumptions. In addition, these forward-looking statements reflect management’s current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise.

The factors described under “Risk Factors” in this prospectus, in the documents incorporated by reference herein, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. Our projected results or events may not be achieved or occur.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock offered by this prospectus. The selling shareholders will receive all of the proceeds from the sale of the shares of our common stock offered by this prospectus. For information about the selling shareholders, see “Selling Shareholders” on page 9 of this prospectus.

The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and we do not anticipate paying cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business. Any future determination to pay cash dividends on our common stock will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our Board of Directors deems relevant.

We have in the past distributed common stock of a subsidiary to our shareholders, on a pro rata basis, as a dividend in kind. We may distribute shares of subsidiaries or affiliated companies again in the future and any such distribution will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our Board of Directors deems relevant.

SELLING SHAREHOLDERS

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling shareholders as of June 15, 2017.

When we refer to the “selling shareholders” in this prospectus, we mean the selling shareholders listed in the table below as offering shares, as well as their respective pledgees, donees, transferees or other successors-in-interest who may hold any of the selling shareholders’ interest.

The information in the table below with respect to the selling shareholders has been obtained from the selling shareholders. The selling shareholders have contractual rights to require us to file the registration statement of which this prospectus is a part.  Neither the selling shareholders nor any of their affiliates, officers, directors or principal equity holders have held any position or office or had any other material relationship with us or our affiliates within the past three years.

We do not know if, when or in what amounts the selling shareholders may offer their shares for sale. The selling shareholders may sell some, all or none of the shares offered by this prospectus. Because the number of shares the selling shareholders may offer and sell is not presently known, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by each selling shareholder after completion of this offering. The table below, however, presents the maximum number of shares of common stock that the selling shareholders may offer pursuant to this prospectus and the number of shares of common stock that would be beneficially owned after the sale of the maximum number of shares of common stock by each selling shareholder.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, each selling shareholder named in the table has sole voting and investment power with respect to the shares of common stock beneficially owned by it. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling shareholder named below. This table does not include certain shares of our common stock held by affiliates of the selling shareholders. The selling shareholders may hold a pecuniary interest in such additional shares.

Name of Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock Being Offered	Shares of Common Stock to be Beneficially Owned After Offering
	Number	Percentage (1)		Number	Percentage
HBL-Hadasit Bio-Holdings Ltd.(2)	3,996,869	3.45%	3,996,869	0	*
Teva Pharmaceutical Industries Limited(3)	927,673	*	927,673	0	*

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)	Based on 115,800,152 shares of our common stock issued and outstanding as of June 15, 2017 and the closing of certain transactions with the selling shareholders.
(2)
Baruch Halpert is the Chairman of HBL-Hadasit Bio-Holdings Ltd., or HBL, and in such capacity, may be deemed to have beneficial ownership of the shares owned by HBL. Mr. Halpert disclaims any beneficial ownership of these shares, except to the extent of his pecuniary interest in such shares. The registered office address for HBL is Jerusalem Bio Park, Hadassa Ein Kerem, Jerusalem 91120, Israel.

(3)
Michael Ben Moshe is the Head of Trading and Hedging of Teva Pharmaceutical Industries Limited, or Teva, and in such capacity, may be deemed to have beneficial ownership of the shares owned by Teva. The registered office address for Teva is 5 Basel St., P.O. Box 3190, Petach Tikva 4951033, Israel.

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as certain provisions of our articles of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

We are currently authorized to issue an aggregate of 152,000,000 shares of capital stock consisting of 150,000,000 shares of common stock and 2,000,000 shares of preferred stock. There are no shares of preferred stock issued or outstanding. As of June 15, 2017, we had 110,875,610 shares of our common stock issued and outstanding.  As of June 15, 2017, there were 15,122 holders of record of our common stock.

Common Stock

Each holder of our common stock is entitled to one vote for each outstanding share of common stock owned by the holder on every matter properly submitted to the shareholders for their vote. Subject to the dividend rights of holders of any shares of preferred stock that may be issued from time to time, holders of common stock are entitled to any dividend declared by our Board of Directors out of funds legally available for that purpose. We have not paid any cash dividends on our common stock, and it is unlikely that any cash dividends will be declared or paid on any common stock in the foreseeable future. Instead, we plan to retain our cash for use in financing our future operations and growth. Subject to the prior payment of the liquidation preference to holders of any preferred stock that may be issued, holders of our common stock are entitled to receive on a pro rata basis all of our remaining assets available for distribution to the holders of our common stock in the event of the liquidation, dissolution, or winding up of our operations. Holders of our common stock do not have any preemptive rights to become subscribers or purchasers of additional shares of any class of our capital stock. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

We may issue preferred stock in one or more series, at any time, with such rights, preferences, privileges and restrictions as our Board of Directors may determine, all without further action of our shareholders. Any series of preferred stock which may be authorized by our Board of Directors in the future may be senior to and have greater rights and preferences than our common stock and may have restrictions on the repurchase or redemption of shares by us.

Anti-takeover Provisions of our Articles of Incorporation and Bylaws and California Law

Our articles of incorporation and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our company, including the following:

Authorized Capital. The issuance of shares of capital stock, or the issuance of rights to purchase shares of capital stock, could be used to discourage an attempt to obtain control of our company. For example, if, in the exercise of its fiduciary obligations, our Board of Directors determined that a takeover proposal was not in the best interest of our shareholders, our Board of Directors could authorize the issuance of preferred stock or common stock without shareholder approval. The shares could be issued in one or more transactions that might prevent or make the completion of the change of control transaction more difficult or costly by:

•	diluting the voting or other rights of the proposed acquirer or insurgent shareholder group;

•	creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board; or

•	effecting an acquisition that might complicate or preclude the takeover.

In this regard, our articles of incorporation grant our Board of Directors broad power to establish the rights and preferences of the authorized and unissued preferred stock. Our Board of Directors could establish one or more series of preferred stock that entitle holders to:

•	vote separately as a class on any proposed merger or consolidation;

•	cast a proportionately larger vote together with our common stock on any transaction or for all purposes;

•	elect directors having terms of office or voting rights greater than those of other directors;

•	convert preferred stock into a greater number of shares of our common stock or other securities;

•	demand redemption at a specified price under prescribed circumstances related to a change of control of our company; or

•	exercise other rights designed to impede a takeover.

Alternatively, a change of control transaction deemed by our Board of Directors to be in the best interest of our shareholders could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our bylaws provide advance notice procedures for shareholders seeking to bring business before our annual meeting of shareholders, or to nominate candidates for election as directors at any meeting of shareholders. Our bylaws also specify certain requirements regarding the form and content of a shareholder’s notice. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our meetings of shareholders.

Meetings of Shareholders. Our bylaws provide that only our Board of Directors, the Chairman of our Board of Directors, the President of our company and any one or more shareholders holding at least 10% of the voting power of our company may call special meetings of shareholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of shareholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Amendment of Articles of Incorporation and Bylaws. The affirmative vote of holders of a majority of the voting power of our outstanding shares of stock will generally be able to amend other provisions of our articles of incorporation and the holders of a majority of the voting power present and entitled to vote will generally be able to amend other provisions of our bylaws. Certain provisions of our bylaws, such as the reduction in the fixed amount of the authorized number of directors, may be amended unless if the votes cast against its adoption are equal to more than 16 2/3% of the outstanding shares entitled to vote.  This will have the effect of making it more difficult to amend our articles of incorporation or bylaws to remove or modify these provisions.

These provisions of our articles of incorporation and bylaws could make it more difficult to acquire of control of us by means of a tender offer, merger, proxy contest or otherwise. Accordingly, these provisions could have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking t e us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Limitation of Liability and Indemnification of Directors and Officers

Our articles of incorporation provide for the elimination of liability for our directors to the fullest extent permissible under California law. Section 204 of the California Corporations Code, or the California Code, provides that a corporation’s articles of incorporation may not limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310 of the California Code (concerning transactions between corporations and directors or corporations having interrelated directors) or (vii) under Section 316 of the California Code (concerning directors’ liability for distributions, loans, and guarantees).

Our bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the California Code and will authorize us to indemnify other employees and agents to the extent and in the manner permitted by the California Code.

In addition, we enter into indemnification agreements with each of our directors and officers. These agreements, among other things, will require us to indemnify and advance expenses to our directors, executive officers and other key employees for certain losses, including attorneys’ fees, judgments, penalties fines and settlement amounts actually and reasonably incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers and key employees. We also maintain directors’ and officers’ liability insurance under which our directors and officers are insured against loss as a result of certain claims brought against them in such capacities.

Listing

Our common stock is listed on the NYSE MKT and on the Tel Aviv Stock Exchange under the symbol “BTX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 620 115th Avenue, Brooklyn, New York 11219.

PLAN OF DISTRIBUTION

We are registering for resale by the selling shareholders from time to time after the date of this prospectus a total of 4,924,542 shares of our common stock. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. See “Use of Proceeds” beginning on page 7 of this prospectus. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling shareholders and any of their pledgees, assignees, transferees, and successors-in-interest may, from time to time, sell any or all of their shares of our common stock registered hereby in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, or through one or more underwriters, broker-dealers or agents. If the shares of our common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of our common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when selling their shares of our common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	underwritten transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such shares of common stock at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through the distribution of the common stock by any selling shareholder to its partners, members or stockholders;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

In connection with distributions of the shares or otherwise, each selling shareholder is permitted to enter into hedging transactions with broker-dealers or other financial institutions. In connection with such permitted transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with a selling shareholder. Each selling shareholder may also engage in short sales, puts and calls, forward-exchange contracts, collars and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. If the selling shareholders sell shares short, they may redeliver the shares to close out such permitted short positions. Each selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. In addition, the selling shareholders may loan their shares to broker-dealers or financial institutions who are counterparties to hedging transactions and the broker-dealers, financial institutions or counterparties may sell the borrowed shares into the public market. Each selling shareholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus, as supplemented or amended to reflect such transaction.

In effecting sales, broker-dealers or agents engaged by a selling shareholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by a selling shareholder and the compensation of any broker-dealers may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of some states, if applicable, the shares must be sold in those states only through registered or licensed brokers or dealers. In addition, some states may restrict the selling shareholders from selling their respective shares unless such shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their respective affiliates. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against some liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, we will distribute a prospectus supplement that will set forth the number of shares being offered and the terms of this offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public. In addition, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution.

We have agreed to indemnify certain of the selling shareholders against some liabilities, including some liabilities under the Securities Act.

We have agreed with certain of the selling shareholders to cause the registration statement of which this prospectus constitutes a part to remain effective until such time as all of the shares covered by this prospectus have been sold or may be sold freely without limitations or restrictions as to volume or manner of sale pursuant to Rule 144 under the Securities Act.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by K&L Gates LLP, Irvine, California.

EXPERTS

OUM & Co. LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on OUM & Co. LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file quarterly, annual, and current reports and proxy statements and other information with the SEC. You may read and copy any materials we file with SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the site is http://www.sec.gov.

We make available free of charge on or through our Internet website www.biotimeinc.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8–K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC. The information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 16, 2017, as amended by our Annual Report on Form 10-K/A, filed with the SEC on March 29, 2017, including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 1, 2017, incorporated by reference therein;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 10, 2017;

•
our Current Reports on Form 8-K filed with the SEC on February 9, 2017, February 13, 2017, February 15, 2017, February 21, 2017, March 16, 2017, March 28, 2017, April 4, 2017, April 11, 2017, May 10, 2017, June 8, 2017, June 14, 2017, and June 16, 2017; and

•
the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-12830) filed with SEC on October 26, 2009, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You should direct any requests for documents to BioTime, Inc., Attention: Secretary, 1010 Atlantic Avenue, Suite 102, Alameda, California 94501; (510) 521-3390.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

4,924,542 Shares of
Common Stock

PROSPECTUS

                     , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by us in connection with the common stock being registered. The selling shareholders will not bear any portion of such expenses. All the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$1,723.67
Legal Fees and Expenses	$70,000.00
Accounting Fees and Expenses	$70,000.00
Miscellaneous Expenses	$25,000.00
Total Expenses:	$166,723.67

Item 15.	Indemnification of Directors and Officers

Section 317 of the California Corporations Code, or the California Code, provides for the indemnification of directors, officers, employees, and other agents of corporations under certain conditions subject to certain limitations. In addition, Section 204(a)(10) of the California Code permits a corporation to provide, in its articles of incorporation, that directors shall not have liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty, subject to certain prescribed exceptions. Our Articles of Incorporation, as amended to date, contains provisions for the indemnification of directors, officers, employees and other agents within the limitations permitted by Section 317 and for the limitation on the personal liability of directors permitted by Section 204(b)(10), subject to the exceptions required thereby.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits

The exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated by reference.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(a)            To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) of this chapter that is part of the registration statement.

(b)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(e)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934  (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California on June 16, 2017.

BIOTIME, INC.

By:	/s/Michael D. West, Ph.D.
Michael D. West, Ph.D.
Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. West, Ph.D. and Russell Skibsted, and each of them, such person’s true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement (and any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, together with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and such other agencies, offices and persons as may be required by applicable law, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael D. West, Ph.D.	Co-Chief Executive Officer and	June 16, 2017
MICHAEL D. WEST, PH.D.	Director (Principal Executive Officer)

/s/ Aditya Mohanty	Co-Chief Executive Officer and	June 16, 2017
ADITYA MOHANTY	Director (Principal Executive Officer)

/s/ Russell Skibsted	Chief Financial Officer (Principal	June 16, 2017
RUSSELL SKIBSTED	Financial and Accounting Officer)

/s/ Neal C. Bradsher	Director	June 16, 2017
NEAL C. BRADSHER

/s/ Deborah Andrews	Director	June 16, 2017
DEBORAH ANDREWS

/s/ Stephen C. Farrell	Director	June 16, 2017
STEPHEN C. FARRELL

/s/ Alfred D. Kingsley	Director	June 16, 2017
ALFRED D. KINGSLEY

/s/ Michael H. Mulroy	Director	June 16, 2017
MICHAEL H. MULROY

/s/ Angus C. Russell	Director	June 16, 2017
ANGUS C. RUSSELL

/s/ David Schlachet	Director	June 16, 2017
DAVID SCHLACHET

EXHIBIT INDEX

Exhibit No.	Description
3.1
Articles of Incorporation of the Registrant, as amended to date, as filed with the Secretary of State of the State of California (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016).

3.2
Bylaws of the Registrant, as amended (incorporated by reference to the Registrant’s Registration Statement on Form S-1, File Number 33-48717 and Post-Effective Amendment No. 1 thereto filed with the Securities and Exchange Commission on June 22, 1992, and August 27, 1992, respectively).

4.1
Specimen Common Stock Certificate of the Registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-1, File Number 33-44549 filed with the Securities and Exchange Commission on December 18, 1991, and Amendment No. 1 and Amendment No. 2 thereto filed with the Securities and Exchange Commission on February 6, 1992 and March 7, 1992, respectively).

5.1*	Opinion of K&L Gates LLP, counsel to the Registrant.

23.1*	Consent of OUM & Co. LLP, independent registered public accounting firm.

23.2*	Consent of K&L Gates LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature pages to this Registration Statement).

*	Filed herewith.